UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016 (October 13, 2016)

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

On October 18, 2016, KemPharm, Inc., a Delaware corporation (“KemPharm”), issued a press release announcing its entry into a License Agreement (the “License Agreement”) with Acura Pharmaceuticals, Inc., a New York corporation (“Acura”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of KemPharm’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01          Other Events.

As described above, on October 13, 2016, KemPharm entered into the License Agreement with Acura whereby Acura will provide its proprietary Aversion Technology to KemPharm to use with its current and in-development immediate release (“IR”) opioid product candidates. Aversion Technology is a patented composition of commonly used active and inactive pharmaceutical ingredients providing abuse deterrent features and benefits for orally administered pharmaceutical drug products.

The License Agreement provides for an upfront cash payment of $3.5 million to Acura at execution and grants KemPharm development and commercialization rights for up to three IR product candidates containing two of KemPharm’s opioid prodrugs. Additional payments are provided in the License Agreement should KemPharm exercise its option to use Acura’s Aversion Technology with more than the three products. Acura is eligible to receive a royalty at a low single-digit rate based on commercial sales by KemPharm of all products developed under the License Agreement. KemPharm will solely own the intellectual property resulting from any new product development.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made by KemPharm in reliance upon the safe harbor provisions of Section 27A of the Securities and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements regarding the potential development of any product candidates under the License Agreement, the expected features and characteristics of KemPharm’s current and in-development opioid product candidates, including those potentially developed under the License Agreement, and any payments to be made by KemPharm under the License Agreement. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm's financial resources and whether they will be sufficient to meet KemPharm's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results; the protection and market exclusivity provided by KemPharm's intellectual property; risks related to the drug discovery and the regulatory approval process; the impact of competitive products and technological changes; and the FDA approval process under the Section 505(b)(2) regulatory pathway, including without limitation any timelines for related approval. KemPharm's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm’s business are described in additional detail in KemPharm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release titled “KemPharm Announces Licensing Agreement with Acura Pharmaceuticals for Aversion® Abuse-Deterrent Technology" dated October 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: October 18, 2016	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release titled “KemPharm Announces Licensing Agreement with Acura Pharmaceuticals for Aversion® Abuse-Deterrent Technology” dated October 18, 2016.